UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2011

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington D.C.		20036
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

On May 10, 2011, the Federal Agricultural Mortgage Corporation (“Farmer Mac”) issued a press release announcing (1) its financial results for first quarter 2011, (2) a conference call to discuss those results and Farmer Mac’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and (3) the restatement of  its previously issued interim condensed consolidated financial statements as of and for the three and six month periods ended June 30, 2009 and 2010, the three and nine month periods ended September 30, 2009 and 2010, and its consolidated financial statements as of and for the years ended December 31, 2009 and 2010 by amending its Annual Report on Form 10-K for the year ended December 31, 2010, which will include restated financial statements for all of the interim and annual periods previously referenced. The restatement will correct the prior misclassifications of proceeds from the repayments of certain loans between operating and investing activities on the consolidated statements of cash flows.  These misclassifications have no impact on Farmer Mac’s previously issued condensed consolidated interim or annual consolidated balance sheets, statements of operations or statements of changes in equity and do not affect core earnings, core capital, minimum capital surplus, or total cash flow.  A copy of the press release is attached as Exhibit 99 and hereby incorporated by reference into this Item 2.02.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 10, 2011, Farmer Mac’s Board of Directors, based on recommendations from Farmer Mac’s Audit Committee and management, authorized Farmer Mac to restate its financial statements to correct prior misclassifications of proceeds from the repayments of certain loans between operating and investing activities on the consolidated statements of cash flows.  As a result of these errors, Farmer Mac will restate its previously issued interim condensed consolidated financial statements as of and for the three and six month periods ended June 30, 2009 and 2010, the three and nine month periods ended September 30, 2009 and 2010, and its consolidated financial statements as of and for the years ended December 31, 2009 and 2010 by amending its Annual Report on Form 10-K for the year ended December 31, 2010, which will include restated financial statements for all of the interim and annual periods previously referenced. The amendment to Farmer Mac’s 2010 Annual Report will also revise management’s conclusions regarding the effectiveness of Farmer Mac’s disclosure controls and procedures and management’s report on internal control over financial reporting.

As a result of the restatement, investors should no longer rely upon Farmer Mac’s previously filed financial statements and related reports issued by Farmer Mac’s independent registered public accounting firms for the years, and each of the quarters in, 2010 and 2009.  The restatement will have no impact on Farmer Mac’s previously issued condensed consolidated interim or annual consolidated balance sheets, statements of operations or statements of changes in equity and do not affect core earnings, core capital, minimum capital surplus, or total cash flow.  Farmer Mac expects to file the amended Annual Report on Form 10-K/A for the year ended December 31, 2010 described above as soon as practicable.

Background

During the preparation of financial statements for first quarter 2011, Farmer Mac conducted a review of its accounting policies for the classification of purchased loans and the related accounting for cash receipts from the repayment of those loans on the consolidated statements of cash flows.  At the time of purchase, loans are classified as either held for sale or held for investment depending upon management’s intent and ability to hold the loans for the foreseeable future.  On two occasions, once in first quarter 2009 and again in first quarter 2011, consistent with a change in management’s intent, Farmer Mac reclassified loans from one classification to the other on the balance sheet.  Historically, cash receipts from the repayment of loans were classified within the statements of cash flows consistent with the then-current balance sheet classification as opposed to the original balance sheet classification assigned based on management’s intent upon purchase of the loan, as prescribed by accounting guidance related to the statement of cash flows.  As a result of these incorrect classifications, Farmer Mac will restate its previously issued interim condensed consolidated financial statements as of and for the three and six month periods ended June 30, 2009 and 2010, the three and nine month periods ended September 30, 2009 and 2010, and its consolidated financial statements as of and for the years ended December 31, 2009 and 2010.

Farmer Mac’s Audit Committee and management have discussed the matters disclosed in this report with PricewaterhouseCoopers LLP, Farmer Mac’s current independent registered public accounting firm, as well as Deloitte & Touche LLP, Farmer Mac’s independent registered public accounting firm for the 2009 quarterly and annual financial statements.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

99   Press release dated May 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:	/s/ Jerome G. Oslick
Name: Jerome G. Oslick
Title: Senior Vice President – General Counsel

Dated: May 10, 2011